UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5750 New King Drive, Suite 320 Troy, MI 48098
(Address of principal executive offices)

Registrant's telephone number:  (833) 374-7282

No change
(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	SAUC	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2019, Diversified Restaurant Holdings, Inc., a Nevada corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Patton Wings Intermediate Holdings, LLC, a Delaware limited liability company (“Parent”), and Golden Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, providing for the merger of Merger Sub with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger as wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of ICV Partners IV, L.P. (“ICV”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.
At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (each, a “Share”) (other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and Shares owned by the Company, and in each case not held on behalf of third parties and (ii) any Dissenting Shares) shall be converted into the right to receive $1.05 per share in cash, without interest (the “Per Share Merger Consideration”).
Immediately prior to the Effective Time, each outstanding award of restricted stock of the Company granted under any Company Stock Plan shall become immediately vested and be cancelled and shall only entitle the holder of such award to receive (without interest), at or promptly after the Effective Time, an amount in cash equal to the product of (x) the total number of Shares subject to such award immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment.
The Board of Directors of the Company (the “Board”) has unanimously determined that the Merger Agreement and the Transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Company and its stockholders and the Board has recommended to the stockholders of the Company that they vote in favor of the approval of the Merger Agreement and the Merger.
The consummation of the Merger (the “Closing”) is subject to certain conditions, including, but not limited to, (i) the affirmative vote of the holders of a majority of the aggregate voting power of the Shares entitled to vote on the adoption of the Merger Agreement, (ii) the absence of any law or order restraining, enjoining or otherwise prohibiting the Merger, (iii) obtaining the Franchisor Consent, (iv) subject to specific standards, the accuracy of the representations and warranties of the other party, (v) performance in all material respects by the other party of its obligations under the Merger Agreement, (vi) there shall not have occurred and be continuing any Material Adverse Effect, and (vii) if holders of Shares are entitled to dissenter's rights, Dissenting Shares shall not represent in excess of 15% of the outstanding Shares at the Effective Time.
The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the Effective Time. The Company will be also subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide information to third parties regarding any alternative acquisition proposals, or to participate in discussions with third parties regarding any alternative acquisition proposals, provided however the Merger Agreement does not prevent the Company from, prior to, but not after obtaining stockholder approval: (i) contacting and engaging in discussions any Person or group to clarify a proposal that was not solicited in material breach of the Merger Agreement solely for the purpose of clarifying such acquisition proposal and the terms thereof, (ii) providing access to information in response to a request by a Person or group who has made an alternative acquisition proposal that was not initiated, solicited, encouraged or facilitated in violation of the Merger Agreement if (A) the Board has determined in good faith, after consultation with its legal counsel and financial advisors, that such acquisition proposal would reasonably be expected to constitute, result in or lead to a Superior Proposal, and (B) has received a confidentiality agreement from that third party, (iii) contacting and engaging in negotiations or discussion with any Person or group who has made an alternative acquisition proposals that was not initiated, solicited, encouraged or facilitated in violation of the Merger Agreement if the Board of Directors shall have determined in good faith, after consultation with its legal counsel and financial advisors, that such acquisition proposal would reasonably be expected to constitute, result in or lead to a Superior Proposal, (iv) making a Change of Recommendation or (v) taking any actions, engaging in any communications, discussions, or negotiations or entering into any agreement with respect to the Franchisor Consent. The parties have also agreed to use their reasonable best efforts to consummate the Merger.
Before the Board may terminate the Merger Agreement to accept a Superior Proposal, the Company must provide Parent with a three business day “match right” and, if requested by Parent, the Company will engage in good faith negotiations with Parent to make adjustments in the terms and conditions of the Merger Agreement so that the alternative acquisition proposal would cease to constitute a Superior Proposal

The Merger Agreement contains certain termination rights for each of the Company and Parent. In addition to their respective termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by February 28, 2020.
Upon termination of the Merger Agreement in accordance with its terms, under specified circumstances, the Company will be required to pay Parent a termination fee. The termination fee payable by the Company to Parent of $4,000,000 is payable if the Merger Agreement is validly terminated in connection with certain specified circumstances, including if: (i) the Company accepts a Superior Proposal, (ii) the Board withdrawals or changes its recommendation of the Merger, fails to include its recommendation in the proxy statement, recommends an acquisition proposal other than the Merger or publicly announces its intention to do any of the foregoing, (iii) the Parent terminates the Merger Agreement because the Company’s uncured breach of its representations and warranties or the Company’s failure to perform its covenants and other agreements under the Merger Agreement causes the Parent’s or Merger Sub’s obligation to consummate the Merger to not be satisfied, or (iv) under certain circumstances, if Merger Agreement is terminated because it was not approved by the Company’s stockholders and the Company then enters into a definitive agreement with respect to an acquisition proposal within twelve months (which is subsequently consummated).
The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $4,000,000 in the event that (i) the Company terminates the Merger Agreement because Parent’s or Merger Sub’s uncured breach of its respective representations and warranties or the failure to perform its respective covenants and other agreements under the Merger Agreement causes the Company’s obligation to consummate the Merger to not be satisfied, or (ii) Parent, after satisfaction of the closing conditions (other than those conditions that by their terms are to be satisfied at the Closing), has not consummated the Merger within five business days of when it is otherwise required.
Parent has obtained (i) equity financing commitments pursuant to the equity commitment letter described below, and (ii) debt financing commitments for the Transactions, which, together with Parent’s available cash and cash equivalents, shall be sufficient for Parent to satisfy all of the payment obligations of Parent under the Merger Agreement, including:

•	payment of the aggregate Per Share Merger Consideration;

•	payment all related fees, costs, and expenses required to be paid by Parent and its affiliates pursuant to and in accordance with the Merger Agreement;

•	repayment and discharge of the Credit Facility

ICV is also entering into a limited guarantee with the Company pursuant to which, and subject to the terms and conditions set forth therein, ICV is guaranteeing the obligation of Parent to pay the Parent Termination Fee and certain other obligations as set forth in such limited guarantee.
In connection with the execution of the Merger Agreement, T. Michael Ansley, a Company director, Executive Chairman of the Board and Acting President and Chief Executive Officer (“Ansley”) and Jason Curtis, the Company’s Chief Operating Officer and Secretary (“Curtis”), who collectively hold, in the aggregate, as of November 6, 2019, 33.7% of the outstanding shares of Common Stock, each entered into a voting agreement (the “Voting Agreements”) with Parent pursuant to which each of Ansley and Curtis have, among other things, agreed to vote their respective shares of Common Stock (i) in favor of the adoption of the Merger Agreement and any matter that would reasonably be expected to facilitate the Merger (including any adjournment of any meeting of the stockholders of the Company in order to solicit additional proxies in favor of the adoption of the Merger Agreement) and (ii) against any Acquisition Proposal and any other matter that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the other Transactions in any material respects. The obligations and rights under the Voting Agreement terminate upon the earliest (i) the first business day following the date on which the Company Requisite Vote shall have been obtained; (ii) the date and time of the termination of the Merger Agreement in compliance with its terms; (iii) the occurrence of a Change of Recommendation; or (iv) the amendment of the Merger Agreement without the prior written consent of Ansley or Curtis, as applicable, in a manner that imposes any restrictions on the right of the Company’s stockholders to receive the Per Share Merger Consideration or reduces the amount or changes the form of the Per Share Merger Consideration.
The Merger Agreement includes customary representations, warranties and covenants of the Company made solely for the benefit of Parent and Merger Sub. The assertions embodied in those representations and warranties were made solely for purposes of allocating risk among the Company, Parent, and Merger Sub rather than establishing matters of fact and may be subject to important qualifications and limitations agreed to by the Company, Parent, and Merger Sub in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) or may have been used for purposes of allocating risk among the Company, Parent, and Merger Sub rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company or any of its subsidiaries or affiliates.
If the Merger is consummated, the Common Stock will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934.
This summary of the principal terms of the Merger Agreement, a copy of which is filed as Exhibit 2.1, and incorporated herein by reference, is intended to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company.
On November 6, 2019, the Company and Parent issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated hereby by reference.
Additional Information and Where to Find It
In connection with the proposed Merger, the Company expects to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed Merger. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder of the Company entitled to vote at the stockholder meeting relating to the proposed Merger. The proxy statement will contain important information about the proposed Merger and related matters. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING VOTING. This communication is not a substitute for the proxy statement or for any other document that the Company may file with the SEC and send to its stockholders in connection with the proposed Merger. The proposed Merger will be submitted to the Company stockholders for their consideration.
Stockholders of the Company will be able to obtain the proxy statement, as well as other filings containing information about the Company and the proposed Merger, without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement (when available) and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by going to the Company Investor Relations page on its website at www.diversifiedrestaurantholdings.com.
Participants in the Solicitation
The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the interests of the Company’s directors and executive officers and their ownership of shares of the Company’s common stock is set forth in the Company’s most recent Annual Report on Form 10-K, which was filed with the SEC on April 4, 2019, and will be included in the Company’s definitive proxy statement to be filed with the SEC in connection with the proposed Merger, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed Merger, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed Merger. Free copies of these documents may be obtained as described in the preceding paragraph.
Notice Regarding Forward-Looking Statements
Certain statements in this communication are forward-looking statements, including, without limitation, the statements made concerning the pending acquisition of the Company by Parent, made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," although not all forward-looking statements contain these words. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including obtaining the consent of the franchisor and the adoption of the Merger Agreement by the Company’s stockholders; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (vi) risks related to diverting management’s attention from the Company’s ongoing business operations; (vii) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) uncertainties as to Parent’s ability to obtain financing in order to consummate the Merger; and (x) other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this Form 8-K or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits
Exhibit No.     Description

2.1 Agreement and Plan of Merger, dated as of November 6, 2019, by and among Patton Wings Intermediate Holdings, LLC, Golden Merger Sub, Inc. and Diversified Restaurant Holdings, Inc.*

99.1 Press Release, dated November 6, 2019.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated:	November 6, 2019	By:	/s/ T. Michael Ansley
		Name:	T. Michael Ansley
		Title:	Acting President (Principal Executive Officer)